EXHIBIT (4)(a)

                                Form of Contract






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[LOGO] PHOENIX            EXECUTIVE OFFICE:           STATUTORY HOME OFFICE:
                          ONE AMERICAN ROW            10 KREY BOULEVARD
                        HARTFORD, CT  06102           EAST GREENBUSH, NY  12144
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     Primary Annuitant:  John Doe            35 Male  :Age and Sex

     Contract Number:  13000000              December 12, 1994  :Contract Date

     Initial Premium:  $10,000.00            July 1, 2029  :Maturity Date


     Dear Contract Owner:

     Thank You for purchasing this annuity contract from Phoenix Home Life Mutual Insurance Company. We agree to pay the benefits of this contract in accordance with its provisions.

     IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH YOUR CONTRACT AND THAT IT MEETS YOUR FINANCIAL GOALS. IF FOR ANY REASON YOU ARE NOT SATISFIED WITH THIS CONTRACT, YOU MAY RETURN IT WITHIN 10 DAYS AFTER WE DELIVER IT TO YOU FOR A REFUND OF THE CONTRACT VALUE PLUS ANY CHARGES MADE UNDER THIS CONTRACT AS OF THE DATE OF CANCELLATION. YOU MAY RETURN IT TO EITHER THE AGENT THROUGH WHOM IT WAS PURCHASED OR TO US AT THE FOLLOWING ADDRESS:

                                Phoenix Home Life Mutual Insurance Company
                                Variable Annuity Operations
                                P.O. Box 8027
                                Boston, MA  02266-8027
                                Telephone (800) 447-4312

     This contract provides for a series of annuity payments. The annuity payments will be based on the Contract Value on the Maturity Date, the annuity purchase rates stated herein, and the investment experience of the Subaccounts during the annuity payout period, and for variable payout options the amount of annuity income will vary with the investment experience of the Sub-accounts within the Separate Account. The Contract Value will depend on the rate of interest credited to the Guaranteed Interest Account and the investment experience of the Subaccounts.

     Signed for Phoenix Home Life Mutual Insurance Company at its Statutory Home Office, 10 Krey Boulevard, East Greenbush, New York 12144.

                                Sincerely yours,

                   Phoenix Home Life Mutual Insurance Company

        /s/ John Beers                            /S/ Robert W. Fiondella
        Secretary                                 Chief Executive Officer
                                    Registrar

             FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY

     ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE AND ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED, AND PART 10 FOR A DESCRIPTION OF HOW VARIABLE INCOME PAYMENTS ARE DETERMINED.
                        NOT ELIGIBLE FOR ANNUAL DIVIDENDS

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                                              SCHEDULE PAGE


Primary Annuitant:  [John Doe]                      [35 Male]  :Age and Sex

Contract Number:    [13000000]            [December 12, 1994]  :Contract Date

Initial Premium:    [$10,000.00]               [July 1, 2029]  :Maturity Date


Contingent Annuitant: [None]

Owner: [John Doe]

Beneficiaries: [Jane Doe]

Subsequent Premiums: [Flexible]

Payment Intervals: [Flexible]

If the annual rate of investment return on the assets of the Separate Account is at least 5.90%, then the dollar amount of variable annuity payments will not decrease.

                                 SUBACCOUNT FEES

Daily Mortality and Expense Risk Fee: .00377% (Based on an annual rate of
1.275%)

Daily Administrative Fee: .00034% (Based on an annual rate of .125%)

                            CONTRACT FEES AND CHARGES

Premium Tax: .000% of each premium payment

Annual Administrative Charge: $35. Any portion of the Annual Administrative Charge against the guaranteed Interest Account cannot exceed $30.

Transfer Charge: Currently there is no charge for transfers. The Owner is permitted at least one free transfer each month. However, we reserve the right to impose a Transfer Charge after the first free transfer made in each month, upon prior Written Notice to the Owner. In no event, however, will such Transfer Charge exceed $20 per transaction.

                           PREMIUM ALLOCATION SCHEDULE

                           [Money Market #122 100.00%]

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                            SCHEDULE PAGE (CONTINUED)

Annuitant:  John Doe                                 13000000  :Contract Number

GUARANTEED                          The Guaranteed  Interest Account is not part
INTEREST ACCOUNT                    of the Separate Account. It is accounted for
                                    as part of Our General Account. We reserve the right to limit premium payments to the Guaranteed Interest Account during any one-week period to not more than $250,000.
                                    We will credit interest daily on any amounts held under the Guaranteed Interest Account at such rates as We shall determine but in no event will the effective annual rate of interest be less than 3%. On the last working day of each calendar week, We will set the interest rate that will apply to any premium made to the Guaranteed Interest
                                    Account during the following calendar week.
                                    That rate will remain in effect for such premiums, or their resulting Adjusted
                                    Premiums, for an initial guaranteed period of one full year. Upon expiry of the initial one-year guarantee period, and for any premiums or Adjusted Premiums whose guarantee has just ended shall be the same rate that applies to new premiums made during the calendar week in which the guarantee period expired. Such rate shall likewise remain in effect for such Adjusted
                                    Premiums for a subsequent guarantee period of one full year.

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                                TABLE OF CONTENTS

PART                                                       PAGE
---------------------------------------------------------------

     SCHEDULE PAGES

     CONTRACT SUMMARY

     TABLE OF CONTENTS

1.   DEFINITIONS.............................................1

2.   ABOUT THIS CONTRACT.....................................4
     The Effective Date......................................4
     The Contract and Application............................4
     Required Proof of Age and Survival......................5
     Adjustment for Misstatement of
       Age or Sex............................................5
     Assignments.............................................5
     Statement of Account....................................5

3. RIGHTS OF OWNER...........................................5
     Who Is the Owner........................................5
      What Are the Rights of the Owner.......................5
      How to Change the Owner Designation
        Of Contingent Annuitant..............................6
     Designation of Contingent Annuitant.....................6

4. ACCUMULATION PROVISIONS...................................7
     Premium Payments........................................7
     Premium Payment Allocation..............................7
     Accumulation Units......................................7
     Additional Subaccounts..................................8
     Substitution of Subaccounts.............................8

5. TRANSFERS, WITHDRAWALS AND LAPSE..........................8
     Transfers among Subaccounts and the
       Guaranteed Interest Account...........................8
     Withdrawals and Full Surrender..........................9
     Lapse...................................................9
     Rules and Limitations...................................9
     Deferral of Payment.....................................9

6. EXPENSE CHARGES..........................................10
     Premium Tax............................................10
     Transfer Charge........................................11
     Annual Administrative Charge...........................11
     Mortality and Expense Risk Fee.........................11
     Daily Administrative Fee...............................11

7. DETERMINING THE CONTRACT AND
    ACCUMULATION UNIT VALUES................................11
     Crediting of Subaccount Units
     Premiums...............................................11
     Determination of the Contract Value....................12
     The Valuation of Subaccounts and
     Guaranteed Interest Account............................12

8. ANNUITY BENEFITS.........................................12

9. DEATH BENEFITS...........................................13
     Death Before Maturity Date.............................13
     Death Benefit..........................................14
     Adjusted Partial Withdrawals...........................14
     Annual Step-up Amount..................................14
     Distribution at Death Requirements.....................15
     Death on or after the Maturity Date....................16
     The Beneficiary........................................16
     What Are the Rights of the Beneficiary.................16
     How to Change the Beneficiary..........................16

10. PAYMENT OPTIONS.........................................17
     Calculation of Fixed Annuity Payments..................17
     Calculation of Variable Annuity Payments...............17
     Option A - Life Annuity with Specified
       Period Certain.......................................18
     Option B - Non-Refund Life Annuity.....................18
     Option D - Joint and Survivorship
       Life Annuity.........................................18
     Option E - Installment Refund Life Annuity.............18
     Option F - Joint and Survivorship Life
       Annuity with 10-Year Period Certain..................18
     Option G - Payments for a Specified Period.............19
     Option H - Payments of a Specified Amount..............19
     Option I - Variable Life Annuity with
       10-Year Period Certain...............................19
     Option J - Joint Survivorship Variable
       Life Annuity with 10-Year Period Certain.............19
     Option K - Variable Annuity for
       Specified Period.....................................19
     Option L - Variable Life
       Expectancy Annuity...................................19
     Option M - Unit Refund Variable
       Life Annuity.........................................20
     Option N - Variable Non-Refund
       Life Annuity.........................................20
     Other Options..........................................20

11. TABLES OF PAYMENT OPTION AMOUNTS........................20


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                                         CONTRACT SUMMARY

ABOUT THIS SUMMARY            This summary briefly  highlights some of the major
                              contract provisions. Since this is only a summary, the detailed provisions of the contract will control. See those provisions for full information and any limits or restrictions that apply. A Table of Contents is provided to help You find specific provisions. Your contract is a legal contract between You and Us. You should, therefore, READ
                              YOUR CONTRACT CAREFULLY.

                              Check the Schedule Page of this contract to make sure it reflects the premium allocation requested. Please call Your agent or Us any time You have questions about Your contract.

THE TYPE OF CONTRACT          This contract provides for payment of a variable
                              life annuity. The amount of each annuity payment will be based on the Contract Value on the Maturity Date, the annuity purchase rates stated herein, and the investment experience of the Subaccounts during the annuity payout period.
                              Other Annuity Payment Options are available.

ALLOCATION OF                 The values that accumulate under this contract
PREMIUM PAYMENTS              prior to the Maturity Date are based  on the
                              premium payments made, the rates of interest credited on any premium payments allocated to the Guaranteed Interest Account, any expense charges, and the investment experience of the Subaccounts within the Separate Account on any premium payments allocated to the Subaccounts. Except for the Guaranteed Interest Account which is part of Our General Account, the Subaccounts are part of Phoenix Home Life Mutual Insurance Company's
                              Variable Accumulation Separate Account (VA
                              Account) and have differing investment objectives.
                              Subject to the terms of this contract, You may transfer the Contract's Value between and among the various Subaccounts and Guaranteed Interest
                              Account.

                              The VA Account is a Separate Account established by Our company under New York Law and is registered as a unit investment trust under the Investment Company Act of 1940. All income, gains and losses, realized and unrealized, of the VA Account are credited to or charged against the amounts placed in the VA Account without reference to other income, gains and losses of Our General Account. The assets of the VA Account are owned solely by Us and We are not a trustee with respect to such assets. These assets are not chargeable with liabilities arising out of any other business that We may conduct.


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                              We use the assets of the VA Account to buy shares
                              of the Fund(s) of this contract according to Your most recent allocation instruction on file with Us at Our Variable Products Operations. The Fund(s) are registered under the 1940 Act as an open-end, diversified management investment company. The Fund(s) have separate Series that correspond to the Subaccounts of the VA Account. Assets of each Subaccount are invested in shares of the corresponding Fund Series.

                              This contract also contains a Guaranteed Interest Account to which premium payments may be allocated. The Guaranteed Interest Account is not part of the Separate Account. It is accounted for as part of Our General Account. We will credit interest on the amount in the Guaranteed Interest Account at such rate(s) as provided under the terms of this contract. We reserve the right to add other Guaranteed Interest Accounts subject to approval (as required by some states) by the insurance supervisory official of states where this contract is delivered.

WITHDRAWAL PRIVILEGE          Before the Maturity Date, You may withdraw all or
                              part of the Contract Value. After the Maturity
                              Date, You may only withdraw from the remaining value under Variable Payment Options K or L.

OTHER BENEFITS                This contract provides for the payment of death
                              proceeds in the event of the death of either the Owner or the Annuitant. The amount of the death proceeds will depend upon whether it is the Owner or the Annuitant whose death has occurred. The amount of the death proceeds is determined as described in Part 9 of this Contract.

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                              PART 1: DEFINITIONS

YOU (YOUR)                    The Owner of this contract.

WE (OUR, US)                  Phoenix Home Life Mutual Insurance Company

ACCUMULATION UNIT             A standard of measurement as described in Part 4,
                              used to determine the value of a Contract and its interest in the Subaccounts prior to the Maturity
                              Date and for amounts held under Payment Option L.

ACCUMULATION UNIT VALUE       On the first Valuation Date selected by Us, We set
                              all Accumulation Unit Values of each Subaccount of the Separate Account at 1.000000. The Accumulation
                              Unit Value on any subsequent Valuation Date is determined by multiplying the Accumulation Unit
                              Value of the Subaccount on the immediately preceding Valuation Date by the Net Investment
                              Factor for that Subaccount for the Valuation
                              Period just ended.

ADJUSTED PREMIUM              Any premium to the Guaranteed Interest Account, as
                              adjusted to include any interest credited on and any contract charges or withdrawals deducted from such premium payment.

ANNUITANT                     On or prior to the Maturity Date, the term
                              "Annuitant" as used in this contract refers to the Primary Annuitant as shown on the Schedule Page, while such Primary Annuitant is living, and then the Contingent Annuitant, if any, or as later changed by You by Written Request, provided such Contingent Annuitant is living at the death of the Primary Annuitant. After the Maturity Date, the term "Annuitant" shall mean the Annuitant under this contract determined as of the Maturity Date.

ANNUITANT'S BENEFICIARY       The beneficiary entitled to receive payment of any
                              amounts payable under this contract upon death of the Annuitant.

ANNUITY A contract promising a periodic series of payments.

ANNUITY UNIT                  A standard of measurement used to determine the
                              amount of each periodic payment made under the Variable Payment Options I, J, K, M and N. The number of Annuity Units in each Subaccount with assets under the chosen option is equal to the portion of the first payment provided by that Subaccount divided by the Annuity Unit Value for that Subaccount on the first Payment Calculation
                              Date.


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ANNUITY UNIT VALUE            On the first Valuation Date selected by Us, We set
                              all Annuity Unit Values in each Subaccount of the Separate Account at $1.000000. The Annuity Unit Value on any subsequent Valuation Date is equal to the Annuity Unit Value of the Subaccount on the immediately preceding Valuation Date multiplied by the Net Investment Factor for that Subaccount for the Valuation Period divided by 1.000000 plus the rate of interest for the number of days in the Valuation Period based on the Assumed Investment Rate.

ASSIGNS Any person to whom You assign an interest in this contract if We have Written Notice of the assignment in accordance with the provisions stated in Part 2.

ASSUMED INVESTMENT RATE       The Assumed Investment Rate is 4.5% per year. We
                              use this rate to determine the first payment under Variable Payment Annuity Options I, J, K, M and N.
                              Future payment amounts under these options will depend on the relationship between the Assumed
                              Investment Rate and the actual investment performance of each Subaccount as reflected in the Subaccount's Annuity Unit Value. The Assumed
                              Investment Rate is the net annual investment return that will need to be earned by each Subaccount of the Separate Account for there to be no reduction in the amount of the monthly payments under these options.

CONTRACT ANNIVERSARY          The same date each year as the Contract Date.

CONTRACT DATE                 The Contract Date shown on the Schedule Page. It
                              is the date from which Contract Years and anniversaries are measured.

CONTRACT VALUE                The sum of the values under a Contract of all
                              Accumulation Units held in the Subaccounts and the Adjusted Premium Payments held in the Guaranteed
                              Interest Account.

CONTRACT YEAR                 The first Contract Year is the one-year period
                              from the Contract Date. Following Contract Years run from one Contract Anniversary to the next.

FIXED PAYMENT ANNUITY         An annuity providing payments which do not vary in
                              amount after the first payment is made.

MATURITY DATE                 The Maturity Date shown on the Schedule Page or
                              such changed Maturity Date as may result from death of the Primary Annuitant while a Contingent
                              Annuitant is living or as We may later agree in writing.


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                              If a Contingent Annuitant becomes the Annuitant as
                              the result of death of the Primary Annuitant prior to the Maturity Date, the Maturity Date will change to the Contract Anniversary nearest the Contingent Annuitant's 90th birthday unless You and We agree otherwise on an earlier date. The Maturity Date may not be earlier than the fifth Contract Anniversary, or later than the Contract Anniversary nearest the Annuitant's 90th birthday unless We agree otherwise.

NET INVESTMENT FACTOR         The Net Investment Factor for each Subaccount of
                              the Separate Account is determined by the
                              investment performance of the assets underlying
                              the Subaccount for the Valuation Period just
                              ended. The Net Investment Factor is equal to
                              1.000000 plus the applicable net investment rate
                              for the Valuation Period. The net investment rate
                              is determined by:

                              a. taking the sum of the accrued net investment income and capital gains and losses, realized or unrealized, of the Subaccount for the Valuation Period. The net investment income is affected by an investment advisory expense fee which is deducted from the Funds in which the assets of the Subaccounts of the Separate Account are invested; and

                              b. dividing the result of (a) by the value of the Sub-account at the beginning of the Valuation Period; and

                              c.    for each calendar day in the Valuation
                                    Period subtracting from the result of (a) divided by (b), an amount equal to the Mortality and Expense Risk Fee plus the Daily Administrative Fee and any daily tax fee.

OWNER/ANNUITANT               An individual who is both the Owner and Annuitant
                              under the contract.

OWNER'S BENEFICIARY           The beneficiary entitled to receive payment of any
                              amounts payable under this contract upon death of the Owner.

PAYMENT CALCULATION DATE      The date We calculate annuity payments under a
                              Variable Payment Annuity Option. The first Payment
                              Calculation Date is the Valuation Date on or next following the Settlement Date unless We agree otherwise.

                              After the first Payment Calculation Date, We will calculate payments on the same date each month. We use the next following Valuation Date if such date is not a Valuation Date.


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PREMIUM PAYMENT DATE          The Valuation Date on which a premium payment is
                              received at Our Variable Products Operations unless it is received after the close of the New York Stock Exchange, in which case it will be the next Valuation Date.

SETTLEMENT DATE               The date contract proceeds are applied to an
                              annuity payment option. Unless We agree otherwise, for death benefits, the Settlement Date is the date that We receive a certified copy of the Annuitant's certificate of death; for proceeds payable on the Maturity Date, it is the Maturity
                              Date; and for proceeds payable upon a surrender, it is the effective date of the surrender.

SUBACCOUNT(S)                 The account(s) within Our Separate Account to
                              which assets under the contract may be allocated.

SURRENDER VALUE               Contract Value less any premium tax.

VALUATION DATE                Every day the New York Stock Exchange is open for
                              trading, and Phoenix Home Life Mutual Insurance
                              Company is open for business.

VALUATION PERIOD              The period in days beginning with the day
                              following the last Valuation Date and ending on the next succeeding Valuation Date.

VARIABLE PAYMENT ANNUITY      An annuity where each payment will vary with the
                              investment experience of the Subaccounts.

VAO Our Variable Annuity Operations division. The address is shown on the cover page of this contract.

WRITTEN REQUEST               A request We receive in writing at VAO in a form
(AND WRITTEN NOTICE)          satisfactory to Us.


                              PART 2: ABOUT THIS CONTRACT

THE EFFECTIVE DATE            This contract will begin in effect on the Contract
                              Date provided the initial premium due is paid while the Annuitant is alive.

THE CONTRACT                  This contract and application which is attached to
AND APPLICATION               this contract is the entire contract between You
                              and Us. Any change in terms of this contract, to be in effect, must be signed by one of Our executive officers and countersigned by Our registrar or one of Our executive officers. Any benefits payable under this contract are payable at VAO.


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REQUIRED PROOF                We may require proof of the Annuitant's age before
OF AGE AND SURVIVAL           any annuity payments will begin. We also have the
                              right to require proof of the identity, age and survival of any person entitled to any payment under this contract or upon whose life any payments depend.

ADJUSTMENT FOR                If the age or sex of the Annuitant has been
MISSTATEMENT OF               misstated, any benefits payable will be adjusted
AGE OR SEX                    to the amount that the Contract Value would have
                              purchased based on the Annuitant's correct age and sex. Any over payment(s) and under payment(s) made by Us will be charged or credited against future payments to be made under the contract. We will charge interest on any overpayments and credit interest on any underpayments at an effective annual rate of 6%.

ASSIGNMENTS                   We will not be considered to have notice of any
                              assignment of an interest in this contract until We receive the original or copy of the written assignment at VAO. In no event will We be responsible for its validity.

STATEMENT OF ACCOUNT          We will send You a statement of the Contract
                              Value, Surrender Value and Death Benefit at least annually. We will also provide You with a statement of the investments held by each Subaccount. After the Maturity Date, We will provide You with an annual Statement of Account if You elect any of the variable payment options.


                              PART 3: RIGHTS OF OWNER

WHO IS THE OWNER              The Owner may be the Annuitant, an employer, a
                              trust or any other individual or entity. If no Owner is named, the Annuitant will be the Owner.
                              Under contracts used with certain tax qualified plans, the Owner must be the Annuitant.

WHAT ARE THE RIGHTS           You control this contract during the Annuitant's
OF THE OWNER                  lifetime but not until the Contract Date. Unless
                              You and We agree otherwise, You may exercise all rights provided under this contract without the consent of anyone else. Your rights include the right to:

                              a.    Receive any amounts payable under this
                                    contract during the Annuitant's lifetime.

                              b.    Change the Owner.



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                              c.    Change the premium payment amounts and
                                    intervals. See Part 4.

                              d. Change the allocation schedule for premium payments. See Part 4.

                              e. Transfer Contract Values between and among the various Subaccounts and the Guaranteed Interest Account. See Part 5.

                              f.    Make withdrawals from the various
                                    Subaccounts and the Guaranteed Interest
                                    Account or fully surrender the contract for its Surrender Value. See Part 5.

                              g. Select a Payment Option for amounts payable upon a withdrawal or full surrender.

                              h. Select an alternative Payment Option to commence on the Maturity Date. See Part 8.

                              i.    Change the Owner's or Annuitant's
                                    Beneficiary.

                              j. Assign, subject to the restrictions stated in Part 2, release, or surrender any interest in this contract. See Parts 2 and 5.

                              k. Change the Contingent Annuitant any time prior to the death of the Primary Annuitant.

                              You may exercise these rights only while the Annuitant is alive. Your exercise of any rights will, to the extent thereof, assign, release, or surrender the interest of the Annuitant and all beneficiaries and Owners under this contract.

HOW TO CHANGE THE OWNER       To change the Owner, you must submit a Written
                              Request.

DESIGNATION OF                Prior to the death of the Annuitant, You may
CONTINGENT ANNUITANT          designate or change the Contingent Annuitant by
                              sending a Written Request with the name, date of birth, sex, Social Security Number and address of the new Contingent Annuitant.

                              If You are an Owner/Annuitant and Your spouse is Your beneficiary under this Contract, Your surviving spouse will automatically be the Contingent Annuitant.


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                              PART 4: PREMIUM PAYMENTS AND ALLOCATION

PREMIUM PAYMENTS              The initial premium payment is due on the Contract
                              Date and must at least equal $20,000 unless We agree otherwise. The Annuitant must be alive when the initial premium payment is made. Thereafter, the premium payment amount and intervals are as shown on the Schedule Page unless later changed as described below. All premium payments are payable at VAO, except that the initial premium payment may be given to an authorized agent for forwarding to VAO. No benefit associated with any such premium payment will be provided until it is actually received by Us at VAO.

                              You may vary the amount and interval for subsequent premium payments, and additional premium payments may be made within the following limits:

                              a.    Each premium payment must at least equal
                                    $500.

                              b. No more than $1,000,000 in total premium payments may be paid on this contract, unless We agree otherwise.

                              c.    The premium payment intervals may be
                                    unscheduled or changed to monthly,
                                    quarterly, semi-annual, annual, or any other arrangement agreed to by Us.

                              d. Additional premium payments may only be made while an Annuitant is living, prior to the Maturity Date.

                              We reserve the right to waive the limits in a & b above.

PREMIUM                       The premium payment will be applied on its Premium
PAYMENT ALLOCATION            Payment Date to the various Subaccounts and the
                              Guaranteed Interest Account in accordance with Your instructions for the allocation of premium payments.

                              You may change the allocation schedule with respect to subsequent premium payments by written request. We reserve the right to waive the requirement of written notice.

ACCUMULATION UNITS            The number of Accumulation Units credited to each
                              Subaccount of the Separate Account will be determined by dividing the premium payment applied to that Subaccount by the Accumulation Unit Value of that Subaccount on the Premium Payment Date.
                              The amount deposited to the Guaranteed Interest
                              Account will equal the amount of any premium payment applied on the Premium Payment Date.


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ADDITIONAL SUBACCOUNTS        We have the right to add Subaccounts of the
                              Separate Account subject to approval by the Securities and Exchange Commission and, where required, other regulatory authority. We further reserve the right to add other Guaranteed Interest Accounts.

SUBSTITUTION OF               If the shares of the Funds of this contract should
SUBACCOUNTS                   no longer be available for investment by the
                              Separate Account or if in Our judgment further investment in such Funds becomes inappropriate for use with this contract, We reserve the right to substitute Accumulation Units of another
                              Subaccount for Accumulation Units already purchased or to be purchased in the future by premium payments under this contract. Any such change will be subject to approval by the Securities Exchange Commission and, where required, by the insurance supervisory official of the state where this contract is issued.


                              PART 5: TRANSFERS, WITHDRAWALS AND LAPSE

TRANSFERS AMONG               You may transfer all or a portion of the Contract
SUBACCOUNTS AND THE           Value of this contract  among one or more of the
GUARANTEED INTEREST           Subaccounts and the Guaranteed Interest Account.
ACCOUNT                       Transfers are made by Written Request. You can
                              make up to 12 transfers per Contract Year from the Subaccounts and only one transfer per Contract
                              Year from the Guaranteed Interest Account unless the Systematic Transfer Program is elected.

                              Under the Systematic Transfer Program, funds may be transferred automatically among the Subaccounts on a monthly, quarterly, semi-annual or annual basis. Unless We agree otherwise, the minimum initial and subsequent transfer amounts are $25 monthly, $75 quarterly, $150 semi-annually or $300 annually. Except as otherwise provided under the Systematic Transfer Program, the amount that may be transferred from the Guaranteed Interest Account at any one-time cannot exceed the higher of $1000 or 25% of the value of the Guaranteed Interest Account.

                              A Contract Owner must have an initial value of $2,000 in the GIA or the Sub-account that funds will be transferred from. Funds may be transferred from only one sending Sub-account or the GIA, but may be allocated to multiple receiving Sub-accounts. Under the Systematic Transfer Program, Contract Owners may transfer approximately equal amounts from the GIA over a minimum 18-month period.

                              The transfer charge is as shown on the Schedule Page. Any such charge will be deducted from the Subaccounts or Guaranteed Interest Account from which the amounts are to be transferred with each such Subaccount or Guaranteed Interest Account bearing a pro-rata share of the transfer charge. The value of each Subaccount


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                              will be determined on the Valuation Date that
                              coincides with the date of transfer. Any
                              Accumulation Units held under a Subaccount of the Separate Account or Adjusted Premiums held under the Guaranteed Interest Account as the result of any transfer shall retain its original Premium Payment Date.

WITHDRAWALS AND FULL          You may withdraw in cash the Contract Value of
SURRENDER                     this contract, less any applicable deferred
                              premium tax, in whole or in part any time prior to the Maturity Date or at any time for amounts held under Variable Payment Annuity Options K or L.
                              Such withdrawals must be by Written Request and must include such tax withholding information as We may reasonably require. The portion withdrawn from any Subaccount will be taken by the surrender and release of such number of Accumulation Units in such Subaccount required to make the withdrawal, including any deferred premium tax applicable to such withdrawal. Any portion withdrawn from the Guaranteed Interest Account will be taken by the release of Adjusted Premiums in the amount needed to make the withdrawal, including any deferred premium tax applicable to such withdrawal. If no Contract Value remains under this contract as the result of a withdrawal, the contract will be deemed fully surrendered and have no further value or effect. The Contract
                              Value will be determined on the Valuation Date that coincides with the date of the withdrawal.

                              You may elect to apply the amount withdrawn or surrendered to the various Payment Options described in Part 10.

LAPSE If on any Valuation Date the Contract Value becomes zero, the contract will immediately terminate and lapse without value unless any Contract Value has been applied under one of the variable payment options within 30 days after any such Valuation Date. We will mail a written notice of lapse to You at Your most recent post office address on file with Us at VAO.

RULES AND LIMITATIONS         The Accumulation Units and Adjusted Premiums
                              released for transfer or withdrawal will be determined on a First-In, First-Out (FIFO) basis based on Premium Payment Date. No withdrawals, or full surrender may be made after commencement of an annuity on the Maturity Date except for any Contract Value remaining under Options K or L.
                              Also, You may not transfer any assets under Option
                              M, unless We agree otherwise.

DEFERRAL OF PAYMENT           With the exception of transfers and withdrawals
                              from the Guaranteed Interest Account, as described above under Transfers Among Subaccounts, transfers, withdrawals, or a request for a full


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                              surrender will usually be processed within 7 days
                              after We receive the written request at VAO.
                              However, We may postpone the processing of any such transactions for any of the following reasons (as provided under the Investment Company Act of 1940):

                              a. when the New York Stock Exchange is closed, other than customary weekend and holiday closings;

                              b. when trading on the exchange is restricted by the Securities and Exchange Commission;

                              c. when the Securities and Exchange Commission declares that an emergency exists as a result of which disposal of securities in the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the Units in the Subaccounts of the Separate Account; or

                              d. when a governmental body having jurisdiction over the VA Account by order permits such suspension.

                              Rules and regulations of the Securities and Exchange Commission, if any, are applicable and will govern as to whether conditions described in
                              (b) or (c) or (d) exist.

                              For withdrawals from the Guaranteed Interest
                              Account, We may defer payment for six months from the date VAO receives the Written Request. If payment is delayed 10 working days or more, We will add interest at an annual rate equal to that paid under settlement options G and H.

                              PART 6: EXPENSE CHARGES

                              Charges to cover expenses incurred by Us in the distribution and administration of this contract are made in the manner described below.

PREMIUM TAX                   A premium tax may be required based on the laws of
                              the state of delivery or the state where the Owner resides when a premium payment is applied. The premium tax rate, if any, as of the Contract Date, is shown on the Schedule Page. This rate may change for subsequent premium payments in accordance with applicable state law. We will pay any premium tax due and will only reimburse ourselves upon the earlier of partial withdrawal, surrender of the Contract, payment of death proceeds or the Maturity Date. At the time of reimbursement, We will deduct the tax proportionately from the


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                              Subaccounts and Guaranteed Interest Account based
                              on their proportionate Contract Value. On partial withdrawals, We will deduct a pro-rata amount of the tax based upon the ratio of the amount withdrawn to the Contract Value.

TRANSFER CHARGE               A transfer charge is as shown on the Schedule
                              Page.

ANNUAL ADMINISTRATIVE         A portion of the administrative expense incurred
CHARGE                        by Us is assessed in the form of an annual charge
                              as shown on the Schedule Page. We reserve the right to lower such charge. Such charge will be deducted at the end of each Contract Year from the total Contract Value with each Subaccount and Guaranteed Interest Account bearing a pro-rata share of such expense based on the proportionate
                              Contract Value of each of the Subaccounts and Guaranteed Interest Account. By agreement with Us,
                              You may, instead, elect to pay this charge in cash.

MORTALITY AND                 The mortality and expense risk charge is taken in
EXPENSE RISK FEE              the form of a daily fee against each Subaccount as
                              shown on the Schedule Page. We reserve the right to lower such fee.

DAILY ADMINISTRATIVE FEE      A portion of the administrative expense incurred
                              by Us is assessed in the form of a daily fee against each Subaccount shown on the Schedule
                              Page.

                              PART 7: DETERMINING THE CONTRACT AND
                                      ACCUMULATION UNIT VALUES

CREDITING OF SUBACCOUNT       We will apply any premium payments We receive on
UNITS AND PREMIUMS            the Premium Payment Date to credit Accumulation
                              Units to one or more Subaccounts or to credit premiums to the Guaranteed Interest Account in accordance with the most recent allocation schedule on file with Us. The number of Accumulation Units credited to each Subaccount will be determined by dividing the premium payment,


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                              applied to that Subaccount by the then current
                              Accumulation Unit Value of that Subaccount. The Accumulation Unit Value of each Subaccount on a Valuation Date is determined at the end of that day.

DETERMINATION OF THE          Prior to the Maturity Date, the value of a
CONTRACT VALUE                Subaccount of the Separate Account is determined
                              by multiplying the total number of Accumulation
                              Units under this contract for that Subaccount by the current Accumulation Unit Value of that Subaccount. The Contract Value for amounts held under Variable Payment Annuity Option L is determined in the same manner. The value of the Guaranteed Interest Account equals the total value of the Adjusted Premiums. The total Contract Value under this contract equals the sum of the values of each of the Subaccounts and the Adjusted
                              Premiums.

THE VALUATION OF              The values and benefits of the Guaranteed Interest
SUBACCOUNTS AND               Account are not less than those required by the
GUARANTEED INTEREST ACCOUNT   laws of the state in which it is delivered.

                              The values of the assets in each Subaccount will be calculated in accordance with applicable law and accepted procedures.

                              We guarantee that expense and mortality results shall not adversely affect the dollar amount of variable benefits and other contractual payments and values.

                              PART 8: ANNUITY BENEFITS

                              On or before the Maturity Date, You may elect any one of the Payment Options as described in Part
                              10. If you do not select a Payment Option on or before the Maturity Date, We will apply the Contract Value less any premium tax due to provide You a variable life annuity under Payment Option L as described in Part 10. Any annuity payments falling due after the Annuitant's death during the period certain will be paid to the Annuitant's Beneficiary.

                              If the amount to be applied on the Maturity Date is less than $2,000 or would result in monthly payments of less than $20, We shall have the right to pay such amount to You in one lump sum in lieu of providing such annuity. We also have the right to change the annuity payment frequency to annual if the monthly annuity payment would otherwise be less than $20.


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                              PART 9: DEATH BENEFITS

                              The death benefits provided under this contract are not less than the minimum benefits required under the laws of the state where this contract is delivered.

DEATH BEFORE                  For deaths occurring prior to the Maturity Date,
MATURITY DATE                 We will pay the death proceeds upon receipt of due
                              proof of death as follows:

                              1.    Death of an Owner/Annuitant:

                                    If an Owner/Annuitant dies before the
                                    Maturity Date, We will pay the Annuitant's
                                    Beneficiary the death proceeds provided by the Death Benefit as described below.

                              2.    Death of an Owner who is not the Annuitant:

                                    If an Owner who is not the Annuitant dies before the Maturity Date, we will pay the Owner's Beneficiary the death proceeds (less any deferred premium tax) equal to the greater of:

                                    a.  100% of premium payments less "Adjusted
                                        Partial Withdrawals" (as defined below);
                                        or

                                    b.  the Contract Value next determined
                                        following receipt of a certified copy
                                        of the death certificate at VAO.

                              3.    Death of an Annuitant who is not the Owner:

                                    If an Annuitant who is not the Owner dies before the Maturity Date, We will pay the Annuitant's Beneficiary the death proceeds provided by the Death Benefit as described below.

                              In lieu of receiving the death proceeds in one lump sum, the beneficiary may elect to apply the death proceeds under any of the Payment Options described in Part 10 subject to the following limitations:

                              a. Options D, F and J are not available for death
                                 benefits;

                              b. Under Options A, E, G, H and K the period
                                 specified must be at least 5 years, but not beyond the life expectancy of such beneficiary.

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DEATH BENEFIT                 Upon the death of the Annuitant or an
                              Owner/Annuitant who has not yet attained age 80, the death benefit (less any deferred premium tax) is equal to the greater of:

                              1. 100% of premium payments less "Adjusted Partial
                                 Withdrawals" (as defined below); or

                              2. the "Annual Step-up Amount"(as defined below);
                                 or

                              3. the Contract Value next determined following
                                 receipt of a certified copy of the death certificate at VAO.

                              On and after the Annuitant's attained age 80, the death benefit (less any deferred premium tax) equals the Contract Value next determined following receipt of a certified copy of the death certificate at VAO.

ADJUSTED PARTIAL              The sum of all Adjusted Partial Withdrawals when
WITHDRAWALS                   each  is calculated for each partial  withdrawal
                              as the product of (a) times b) where:

                              a. is the ratio of the amount of the partial
                                 withdrawal to the Contract Value on the date of (but prior to) the partial withdrawal; and

                              b. is the death benefit on the date of (but prior
                                 to) the partial withdrawal.

ANNUAL STEP-UP AMOUNT         In the first Contract Year the Annual Step-up
                              Amount is equal to the greater of:

                              a. 100% of premium payments less "Adjusted Partial
                                 Withdrawals"; or

                              b. the Contract Value.

                              In the second Contract Year or any subsequent Contract Year the Annual Step-up Amount is equal to the greater of:

                              a. the Annual Step-up Amount at the end of the
                                 previous Contract Year, plus 100% of premium payments made since the end of the previous Contract Year, less "Adjusted Partial Withdrawals" made since the end of the previous Contract Year; or

                              b. the Contract Value next determined following
                                 receipt of a certified copy of the death certificate at VAO.


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DISTRIBUTION AT DEATH         If the Owner/Annuitant dies before the Maturity
REQUIREMENTS                  Date, then the Annuitant's Beneficiary must elect
                              within 60 days of Our receipt of due proof of death to receive the death proceeds in a lump sum or elect to apply the death proceeds due under a Payment Option, provided that the payments begin within one year of the date of death of the Annuitant. If the Annuitant's Beneficiary is the surviving spouse, the surviving spouse may elect to continue the Contract as new Owner/Annuitant as if no death had occurred.

                              If the Owner who is not the Annuitant dies before the Maturity Date and the Owner's surviving spouse is not the Joint Owner or the Owner's Beneficiary, the Owner's entire interest in this Contract must be distributed within five years of the date of the Owner's death, provided that the Owner's Beneficiary may elect to apply the death proceeds to a Payment Option not extending beyond the life (or life expectancy) of the Owner's Beneficiary and the payments begin within one year after the Owner's death. If the Owner's surviving spouse is a Joint Owner, the Contract will continue with the surviving Joint Owner becoming the sole Owner. If the Owner's Beneficiary is the surviving spouse, the surviving spouse may elect to continue the Contract as the new Owner as if no death had occurred.

                              If the Annuitant who is not the Owner dies before the Maturity Date and there is no Contingent Annuitant, then the Annuitant's Beneficiary must elect within 60 days of Our receipt of due proof of death to receive the death proceeds in a lump sum or elect to apply the death proceeds due under a Payment Option, provided that the payments begin within one year of the date of death of the Annuitant. If there is a Contingent Annuitant, the Contract will continue with the Contingent Annuitant becoming the new Annuitant.

                              If the Annuitant dies before the Maturity Date and the Owner is not an individual, the entire interest in this contract must be distributed within five years of the date of the Annuitant's death. However, the Annuitant's Beneficiary may elect to apply the death proceeds to a Payment Option not extending beyond the life (or life expectancy) of such Annuitant's Beneficiary and the payments begin within one year after the Annuitant's death. If the Annuitant's Beneficiary is the surviving spouse, the surviving spouse may elect to continue the Contract as new Annuitant as if no death had occurred.

                              We shall have the right to first require return of the contract to us so that we may amend it to reflect these changes.


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DEATH ON OR AFTER THE         If either the Owner/Annuitant, Annuitant, or
MATURITY DATE                 Owner dies on or after the Maturity Date, any
                              remaining income payments will be continued to the Annuitant's or Owner's Beneficiary respectively.
                              Under Payment Option M, the sum of the number of remaining Annuity Units for each Subaccount multiplied by the current Annuity Unit Value for that Subaccount will be paid to the Annuitant's or Owner's Beneficiary in a lump sum, (see "Option M
                              - Unit Refund Variable Life Annuity" in Part 10).

THE BENEFICIARY               The Annuitant's Beneficiary:
                             ---------------------------
                                 Any death proceeds payable to the Annuitant's Beneficiary will be paid to the Owner or the Owner's estate if the Annuitant's Beneficiary is not living when such death proceeds become payable.

                              The Owner's Beneficiary:
                              -----------------------
                                 Any death proceeds payable to the Owner's
                                 Beneficiary will be paid to the Owner's estate if the Owner's Beneficiary is not living when such death proceeds become payable.

                              In the case of the death of an Owner/Annuitant where conflicting Owner and Annuitant's Beneficiaries have been named, any death proceeds payable will be paid to the Annuitant's Beneficiary.

                              The naming of an Owner's or Annuitant's
                              beneficiary by familial relationship (such as Mother, Father, etc.) shall be understood to be their relationship to the Owner or Annuitant making such designation.

WHAT ARE THE RIGHTS           The Annuitant's Beneficiary and Owner's
OF THE BENEFICIARY            Beneficiary may exercise the following rights with
                              respect to the death proceeds they are entitled to receive:

                              1. Receive the death proceeds payable under this
                                 contract; or

                              2. Select a Payment Option for the death proceeds;
                                 or

                              3. Transfer the amount of any deferred death
                                 proceeds between and among the various
                                 Subaccounts. See Part 5.

HOW TO CHANGE THE             At any time prior to the death of the last of the
BENEFICIARY                   Annuitants under this contract, you may change the
                              Owner's Beneficiary or the Annuitant's
                              Beneficiary. The change must be made by Written
                              Notice signed by You. When we receive it, the change will be effective as of the date it was signed by you. However, the change will be subject to any payment made or actions taken by us before we received the notice at VAO.


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                              PART 10: PAYMENT OPTIONS

                              You must elect a payment option by Written
                              Request. We reserve the right to require that the election of a payment option be in the form of a supplementary contract distributed by Us reflecting the terms of the payment option elected. We have the right to require proof of age and sex of any person on whose life payments depend, as well as proof of the continued survival of any such person. After the first Payment Calculation Date, You may not change the Payment Option You elected. As regards the election of a Payment Option by the beneficiary of any death proceeds payable under this contract, limited as described in Part 9, the term "Annuitant" as used below shall refer to such beneficiary.

CALCULATION OF                The guaranteed annuity payment rates under the
FIXED ANNUITY                 following options will be based on the Annuitant's
PAYMENTS                      age and sex, and will be no less favorable than
                              the following:

                              Under Options A, B, D, E and F rates are based on the a-49 Annuity Table projected to 1985 with Projection Scale B. We use an interest rate of 3-3/8% for 5 and 10 year certain periods under Option A, for the 10 year certain period under Option F, and for Option E; an interest rate of 3-1/4% for the 20 year certain period under Options A and F; an interest rate of 3-1/2% under Options B and D. Under Options G and H the guaranteed interest rate is 3%.

CALCULATION OF                Under the following options, all payments after
VARIABLE ANNUITY              the first payment will vary with the investment
PAYMENTS                      experience of the Subaccounts. Payments may be
                              either higher or lower than the first payment.

                              Under Options I, J, K, M and N, We determine the first payment by multiplying the amounts held under the selected option in each Subaccount by the applicable Payment Option rate. The first payment equals the total of such amounts determined for each Subaccount. We determine future payments under these options by multiplying the number of Annuity Units in each Subaccount by the Annuity Unit Value for each Subaccount on the Payment Calculation Date. The payment will equal the sum of the amounts provided by each Subaccount.


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                              Under Option L, We determine the amount of the
                              annual distribution by dividing the amount of Contract Value held under this option on December 31 of the previous year by the life expectancy of the Annuitant or the joint life expectancy of the Annuitant and Joint Annuitant at that time.

                              Under Options I, J, M and N, the applicable option rate used to determine the first payment amount will not be less than the rate based on the 1983 Table A (1983 IAM) projected with Projection Scale G to the year 2040, and with continued projection thereafter, and on the Assumed Investment Rate. Under Option K, the rate will be based on the number of payments to be made during the specified period and the Assumed Investment Rate.

                              We guarantee that neither expenses actually incurred, other than taxes on investment return, nor mortality actually experienced, shall adversely affect the dollar amount of variable annuity payments.

OPTION A -                    A fixed payout annuity payable monthly while the
LIFE ANNUITY                  Annuitant is living or, if later, the end of the
WITH SPECIFIED                specified period certain. The period certain may
PERIOD CERTAIN                be specified as 5, 10, or 20 years. The period
                              certain must be elected at the time this option is elected.

OPTION B -                    A fixed payout annuity payable monthly while the
NON-REFUND                    Annuitant is living and ending with the last Life
LIFE ANNUITY                  payment due preceding the date of the Annuitant's
                              death.

OPTION D -                    A fixed payout annuity payable monthly while the
JOINT AND SURVIVORSHIP        Annuitant and the designated Joint Annuitant are
LIFE ANNUITY                  living, and continuing thereafter during the
                              lifetime of the survivor. The amount to be continued to the survivor is 100% of the joint annuity payment, as specified at the time this option is elected. The designated Joint Annuitant must be designated at the time this option is elected and must have an adjusted age of at least
                              40. The adjusted age is the person's age on his or her birthday nearest the Settlement Date.

OPTION E -                    A fixed payout annuity payable monthly while the
INSTALLMENT REFUND            Annuitant is living or, if later, the date the
LIFE ANNUITY                  annuity payments made under this option total an
                              amount which refunds the entire amount applied under this option. If the Annuitant is not living when the final payment falls due, that payment will be limited to the amount which needs to be added to the payments already made to equal the entire amount applied under this option.

OPTION F -                    A fixed payout annuity payable monthly while
JOINT AND SURVIVORSHIP        either the Annuitant or designated Joint Annuitant
LIFE ANNUITY WITH             is living, or if later, the end of 10 years. The
10-YEAR PERIOD CERTAIN        designated Joint Annuitant must be designated at
                              the time this option is elected and must have an adjusted age of at least 40 years. The adjusted age is the person's age on his or her birthday nearest the settlement date.



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OPTION G -                    Equal income installments for a specified period
PAYMENTS FOR A                of years are paid whether the payee lives or dies.
SPECIFIED PERIOD              The period certain specified must be in whole
                              number of years from 5 to 30.

OPTION H -                    Equal income installments of a specified amount
PAYMENTS OF A                 are paid until the principal sum remaining under
SPECIFIED AMOUNT              this option from the amount applied is less than
                              the amount of the installment. When that happens, the principal sum remaining will be paid as a final payment. The amount specified must provide for payments for a period of at least 5 years.

OPTION I -                    This option provides variable monthly payments
VARIABLE LIFE ANNUITY         that will continue during the lifetime of the
WITH 10-YEAR                  Annuitant or for ten years, if longer. If the
PERIOD CERTAIN                beneficiary of any death benefits payable under
                              this contract elects this payment option, the term
                              "Annuitant" as used in the preceding paragraph shall refer to such beneficiary and the period certain will equal 10 years, or the life expectancy of such beneficiary, if shorter.

OPTION J -                    This option provides variable monthly payments
JOINT SURVIVORSHIP VARIABLE   while the Annuitant and the designated Joint
LIFE ANNUITY WITH             Annuitant are living. Payments will continue
10-YEAR PERIOD CERTAIN        during the life of  the survivor or until the end
                              of 10 years if later. You must designate the Joint
                              Annuitant at the time You elect this option. the designated Joint Annuitant must be at least age 40 on the birthday nearest the first Payment
                              Calculation Date. This option is not available for the payment of any death benefit under this contract.

OPTION K -                    This option provides variable monthly payments
VARIABLE ANNUITY              through the release of a fixed number of Annuity
FOR SPECIFIED PERIOD          Units over a specified period of time. Payment r
                              continues whether the Annuitant lives or dies.
                              The specified period must be in whole numbers of years from 5 to 30. However, the period selected by the beneficiary may not extend beyond the life expectancy of such beneficiary. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the number of remaining annuity units. Thus, the specified period will be reduced to the period that the remaining annuity units can provide.

OPTION L -                    This option provides a variable income which is
VARIABLE LIFE                 payable over the Annuitant's annually recalculated
EXPECTANCY ANNUITY            life expectancy or the annually recalculated life
                              expectancy of the Annuitant and Joint Annuitant.
                              This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the Contract Value. This will thus affect the amount of future payments. Upon the death of the Annuitant (and Joint Annuitant, if there is a Joint Annuitant) the remaining Contract Value will be paid in a lump sum to the Annuitant's
                              Beneficiary.


D603                                   19

OPTION M -                    This option provides variable monthly payments as
UNIT REFUND                   long as the Annuitant lives. In the event of the
VARIABLE LIFE ANNUITY         death of the Annuitant, the income will stop and
                              the Annuitant's Beneficiary will receive in a lump sum the value of the remaining Annuity Units. This value is equal to the sum of the number of remaining Annuity Units for each Subaccount multiplied by the current Annuity Unit Value for that Subaccount. The number of remaining Annuity
                              Units for each Subaccount will be calculated as follows:

                              (1) the net amount in the Subaccount applied under
                                  this option on the first Payment Calculation
                                  Date divided by the corresponding Annuity Unit Value on that date minus

                              (2) the sum of the Annuity Units released from the
                                  Subaccount to make the payments under this option.

OPTION N -                    This option provides a variable monthly income for
VARIABLE NON-                 the lifetime of the Annuitant. No income is
REFUND LIFE ANNUITY           payable after the death of the Annuitant.

OTHER OPTIONS                 We may offer other payment options or alternative
                              versions of the options listed above.


                              PART 11: TABLES OF PAYMENT
                                       OPTION AMOUNTS

                              The tables that follow show the guaranteed minimum monthly payments for Options A-G, and the minimum initial payment for the Variable Payment Options I, J, K M and N for each $1,000 applied. If Our rates in effect at the Settlement Date are more favorable, We will use those rates. Subsequent monthly payments for the Variable Payment Options will vary and may be higher or lower than the first payment. Amounts for payment frequencies, periods or ages not shown will be furnished upon request.

                              The term "age" as used in the tables refers to the adjusted age. The adjusted age is defined as the age of the Annuitant on the Annuitant's birthday nearest the effective date of the payment option elected.

D603                                   20

          OPTIONS A & E -- LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN;
                        INSTALLMENT REFUND LIFE ANNUITY

OPTIONS A & E -- LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN; INSTALLMENT REFUND LIFE ANNUITY

---------------------------------------------------------------------------------------------
                 INSTALLMENT REFUND          10 YEARS CERTAIN          20 YEARS CERTAIN
  AGE OF     --------------------------------------------------------------------------------
   PAYEE         MALE         FEMALE        MALE        FEMALE         MALE        FEMALE
---------------------------------------------------------------------------------------------
    40          $3.80         $3.64        $3.86        $3.60         $3.74        $3.54
---------------------------------------------------------------------------------------------
    45           4.05          3.85         4.14         3.82          3.99         3.74
---------------------------------------------------------------------------------------------
    50           4.36          4.12         4.50         4.10          4.28         3.99
---------------------------------------------------------------------------------------------
    55           4.76          4.47         4.95         4.47          4.61         4.31
---------------------------------------------------------------------------------------------
    60           5.28          4.93         5.54         4.96          4.97         4.67
---------------------------------------------------------------------------------------------
    65           5.97          5.54         6.30         5.63          5.29         5.06
---------------------------------------------------------------------------------------------
    70           6.91          6.39         7.24         6.50          5.43         5.31
---------------------------------------------------------------------------------------------
    75           8.21          7.57         8.26         7.56          5.44         5.40
---------------------------------------------------------------------------------------------
    80          10.04          9.26         9.12         8.60          5.46         5.46
---------------------------------------------------------------------------------------------
    85          12.61         11.68         9.60         9.31          5.46         5.46
---------------------------------------------------------------------------------------------


  OPTION B -- NON-REFUND LIFE ANNUITY

-----------------------------------------
    AGE OF
     PAYEE         MALE        FEMALE
-----------------------------------------
      40          $ 3.95       $ 3.75
-----------------------------------------
      45            4.24         3.98
-----------------------------------------
      50            4.62         4.28
-----------------------------------------
      55            5.12         4.68
-----------------------------------------
      60            5.79         5.24
-----------------------------------------
      65            6.75         6.04
-----------------------------------------
      70            8.15         7.22
-----------------------------------------
      75           10.26         9.03
-----------------------------------------
      80           13.54        11.88
-----------------------------------------
      85           18.72        16.54
-----------------------------------------


                 OPTION D -- JOINT AND SURVIVORSHIP LIFE ANNUITY

-------------------------------------------------------------------------------------------------
                                                   MALE
  FEMALE   --------------------------------------------------------------------------------------
    AGE       40        45         50          55         60         65         70        75
-------------------------------------------------------------------------------------------------
    40      $3.49     $ 3.55     $ 3.59     $ 3.62      $ 3.64     $ 3.65    $ 3.66    $ 3.67
-------------------------------------------------------------------------------------------------
    45       3.58       3.67       3.74       3.80        3.83       3.86      3.88      3.89
-------------------------------------------------------------------------------------------------
    50       3.65       3.79       3.90       4.00        4.07       4.12      4.16      4.18
-------------------------------------------------------------------------------------------------
    55       3.72       3.89       4.06       4.22        4.35       4.44      4.51      4.56
-------------------------------------------------------------------------------------------------
    60       3.77       3.97       4.20       4.43        4.65       4.83      4.96      5.05
-------------------------------------------------------------------------------------------------
    65       3.80       4.04       4.31       4.62        4.94       5.25      5.51      5.71
-------------------------------------------------------------------------------------------------
    70       3.83       4.08       4.34       4.77        5.20       5.67      6.13      6.52
-------------------------------------------------------------------------------------------------
    75       3.85       4.12       4.46       4.88        5.40       6.04      6.75      7.46
-------------------------------------------------------------------------------------------------


         OPTION F -- JOINT AND SURVIVORSHIP LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

-------------------------------------------------------------------------------------------------
                                                   MALE
  FEMALE   --------------------------------------------------------------------------------------
    AGE       40        45         50          55         60         65         70        75
-------------------------------------------------------------------------------------------------
   40      $ 3.49      $ 3.55      $ 3.59    $ 3.62     $ 3.64    $ 3.65     $ 3.66    $ 3.67
-------------------------------------------------------------------------------------------------
   45        3.58        3.67        3.74      3.80       3.83      3.86       3.88      3.89
-------------------------------------------------------------------------------------------------
   50        3.65        3.78        3.90      4.00       4.07      4.12       4.15      4.17
-------------------------------------------------------------------------------------------------
   55        3.72        3.89        4.06      4.22       4.34      4.44       4.50      4.54
-------------------------------------------------------------------------------------------------
   60        3.77        3.97        4.19      4.43       4.64      4.82       4.95      5.03
-------------------------------------------------------------------------------------------------
   65        3.80        4.03        4.31      4.61       4.93      5.23       5.45      5.65
-------------------------------------------------------------------------------------------------
   70        3.83        4.08        4.39      4.75       5.18      5.63       6.07      6.41
-------------------------------------------------------------------------------------------------
   75        3.85        4.11        4.45      4.86       5.36      5.96       6.62      7.21
-------------------------------------------------------------------------------------------------

D603                                   21

     OPTION G -- PAYMENTS FOR A SPECIFIED PERIOD

---------------------------------------------------------

      NUMBER OF          ANNUAL            MONTHLY
        YEARS          INSTALLMENT       INSTALLMENT
---------------------------------------------------------
         5              $ 211.99          $ 17.91
---------------------------------------------------------
         6                179.22            15.14
---------------------------------------------------------
         7                155.83            13.16
---------------------------------------------------------
         8                138.31            11.68
---------------------------------------------------------
         9                 24.69            10.53
---------------------------------------------------------
        10                 13.82             9.61
---------------------------------------------------------
        11                104.93             8.86
---------------------------------------------------------
        12                 97.54             8.24
---------------------------------------------------------
        13                 91.29             7.71
---------------------------------------------------------
        14                 85.95             7.26
---------------------------------------------------------
        15                 81.33             6.87
---------------------------------------------------------
        16                 77.29             6.53
---------------------------------------------------------
        17                 73.74             6.23
---------------------------------------------------------
        18                 70.59             5.96
---------------------------------------------------------
        19                 67.78             5.73
---------------------------------------------------------
        20                 65.26             5.51
---------------------------------------------------------
        25                 55.76             4.71
---------------------------------------------------------
        30                 49.53             4.18
---------------------------------------------------------



OPTION I -- VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

-----------------------------------------
   AGE OF
    PAYEE          MALE        FEMALE
-----------------------------------------
      40          $ 4.15       $ 4.02
-----------------------------------------
      45            4.29         4.12
-----------------------------------------
      50            4.40         4.27
-----------------------------------------
      55            4.73         4.46
-----------------------------------------
      60            5.06         4.71
-----------------------------------------
      65            5.51         5.05
-----------------------------------------
      70            6.08         5.52
-----------------------------------------
      75            6.79         6.17
-----------------------------------------
      80            7.65         6.99
-----------------------------------------
      85            8.57         7.98
-----------------------------------------


   OPTION J -- JOINT SURVIVOR VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN

-----------------------------------------------------------------------------------------------
                                                  MALE
 FEMALE    ------------------------------------------------------------------------------------
   AGE         40        45         50        55         60         65         70       75
-----------------------------------------------------------------------------------------------
    40      $ 3.92     $ 3.94     $ 3.96    $ 3.98     $ 3.99     $ 4.00     $ 4.00   $ 4.01
-----------------------------------------------------------------------------------------------
    45        3.96       4.00       4.03      4.06       4.08       4.09       4.10     4.11
-----------------------------------------------------------------------------------------------
    50        4.00       4.05       4.10      4.15       4.18       4.21       4.23     4.24
-----------------------------------------------------------------------------------------------
    55        4.03       4.10       4.18      4.24       4.30       4.35       4.39     4.41
-----------------------------------------------------------------------------------------------
    60        4.06       4.15       4.25      4.34       4.43       4.52       4.58     4.63
-----------------------------------------------------------------------------------------------
    65        4.09       4.19       4.31      4.44       4.57       4.70       4.81     4.90
-----------------------------------------------------------------------------------------------
    70        4.11       4.22       4.36      4.53       4.70       4.89       5.07     5.22
-----------------------------------------------------------------------------------------------
    75        4.12       4.15       4.41      4.60       4.82       5.07       5.34     5.59
-----------------------------------------------------------------------------------------------

D603                                   22

OPTION K -- VARIABLE PAYMENT ANNUITY FOR A SPECIFIED PERIOD

---------------------------------------------------------
      NUMBER OF           ANNUAL            MONTHLY
        YEARS          INSTALLMENT        INSTALLMENT
---------------------------------------------------------
         5               $217.98             $18.53
---------------------------------------------------------
         6                185.53              15.77
---------------------------------------------------------
         7                162.39              13.81
---------------------------------------------------------
         8                145.08              12.34
---------------------------------------------------------
         9                131.65              11.19
---------------------------------------------------------
        10                120.94              10.28
---------------------------------------------------------
        11                112.20               9.54
---------------------------------------------------------
        12                104.94               8.92
---------------------------------------------------------
        13                 98.83               8.40
---------------------------------------------------------
        14                 93.61               7.96
---------------------------------------------------------
        15                 89.10               7.58
---------------------------------------------------------
        16                 85.18               7.24
---------------------------------------------------------
        17                 81.74               6.95
---------------------------------------------------------
        18                 78.70               6.69
---------------------------------------------------------
        19                 75.99               6.46
---------------------------------------------------------
        20                 73.57               6.25
---------------------------------------------------------
        25                 64.53               5.49
---------------------------------------------------------
        30                 58.75               5.00
---------------------------------------------------------


OPTION M -- VARIABLE PAYMENT LIFE ANNUITY WITH UNIT REFUND

-----------------------------------------
    AGE OF
     PAYEE         MALE        FEMALE
-----------------------------------------
      40          $ 4.12       $ 4.01
-----------------------------------------
      45            4.25         4.11
-----------------------------------------
      50            4.42         4.24
-----------------------------------------
      55            4.64         4.41
-----------------------------------------
      60            4.92         4.64
-----------------------------------------
      65            5.28         4.94
-----------------------------------------
      70            5.74         5.33
-----------------------------------------
      75            6.32         5.86
-----------------------------------------
      80            7.07         6.55
-----------------------------------------
      85            8.01         7.43
-----------------------------------------


OPTION N -- VARIABLE PAYMENT LIFE ANNUITY

-----------------------------------------
    AGE OF
     PAYEE         MALE        FEMALE
-----------------------------------------
      40          $ 4.15       $ 4.02
-----------------------------------------
      45            4.30         4.13
-----------------------------------------
      50            4.50         4.27
-----------------------------------------
      55            4.76         4.47
-----------------------------------------
      60            5.11         4.73
-----------------------------------------
      65            5.60         5.09
-----------------------------------------
      70            6.29         5.60
-----------------------------------------
      75            7.20         6.34
-----------------------------------------
      80            8.49         7.41
-----------------------------------------
      85           10.30         8.98
-----------------------------------------

D603 NY                                23

[LOGO] PHOENIX



             FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY

     ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE AND ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, AND PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED, AND PART 10 FOR A DESCRIPTION OF HOW VARIABLE INCOME PAYMENTS ARE DETERMINED.

                        NOT ELIGIBLE FOR ANNUAL DIVIDENDS

D603